                                                                    EXHIBIT 10.1

     THE CONFIDENTIAL PORTIONS OF THIS CONTRACT HAVE BEEN OMITTED PURSUANT TO REGULATION 240.25B-2B OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                               RESEARCH AGREEMENT

     This Research Agreement (the "Agreement") is made and entered into as of this 2nd day of March, 1998 ("Effective Date"), by and between Ribozyme Pharmaceuticals Incorporated, a Delaware corporation with offices located at 2950 Wilderness Place, Boulder, CO 80301 (hereinafter "RPI") and PARKE-DAVIS PHARMACEUTICAL RESEARCH DIVISION OF WARNER-LAMBERT COMPANY, a Delaware corporation with offices located at 2800 Plymouth Road, Ann Arbor, MI 48105 (hereinafter "W-L") (W-L and RPI are collectively referred to as the "Parties" and individually as a "Party").

     WHEREAS, W-L has expertise in the development, commercialization, distribution, marketing, and sale of pharmaceutical products world-wide and desires to fund certain research and development activities in the field of functional genomics;

     WHEREAS, RPI is engaged in the research and development of certain patented and/or proprietary Nucleic Acid Catalyst technology (including those materials described in Exhibit A attached hereto) for therapeutic, agricultural, animal health, diagnostic and functional genomics applications, including the use of Nucleic Acid Catalysts to modulate gene expression (the "Ribozyme Technology");

     WHEREAS, RPI and W-L are parties to a Letter of Intent dated December 29, 1997 ("Letter"), attached hereto as Appendix B and incorporated herein by reference.

     WHEREAS, RPI and W-L wish to enter into a Research Agreement pursuant to which the Parties will collaborate on the use of Nucleic Acid Catalyst in functional genomics.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   SECTION 1
                                   ---------

                                  DEFINITIONS

1.1  "Affiliate" shall mean any corporation or other business entity controlled
      ---------
     by, controlling or under common control with RPI.  For purpose of this
     Section 1.1, "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock or equity, or more than fifty percent (50%) interest in the income of such corporation or other business entity.

1.2  "Collaborator" shall mean [         ].
      ------------

1.3  "Confidential Information" shall mean confidential and proprietary
      ------------------------
     information of RPI or W-L, including without limitation Test Information (as defined herein under section 2.6) and other scientific data, technical reports and business information, disclosed to the other Party, provided that such information is in writing and marked "CONFIDENTIAL" or with a similar legend, or is disclosed orally and is reduced to writing and marked "CONFIDENTIAL" or with a similar legend within 30 days after such disclosure.

1.4  "Field " shall mean any and all applications of Nucleic Acid Catalysts,
      ------
     including without limitation, research, diagnostic, prophylactic and therapeutic uses in or relating to, test tubes, cells, humans, animals, plants and soil. Such Field will include functional genomics or gene function identification in which the function of a gene is determined or a new gene is discovered by use of a Nucleic Acid Catalyst. The Field shall also include use of Nucleic Acid Catalyst to validate a therapeutic target.

1.5  "Ribozyme Technology" shall mean Proprietary Technology which constitutes
      -------------------
     Nucleic Acid Catalysts or improvements to Nucleic Acid Catalysts to which RPI currently has rights including without limitation, their methods of use in vitro and in vivo, synthesis, manufacture or design, or the synthesis of components of such Nucleic Acid Catalysts, Nucleic Acid Catalysts targeted against the Target Sequence and the corresponding target sites.

1.6  "Nucleic Acid Catalyst" shall mean any nucleotide base-containing molecule
      ---------------------
     having the ability to repeatedly act on one or more types of molecules, including but not limited to enzymatic nucleic acid molecules. By way of example but not limitation, such molecules include those that are able to repeatedly cleave nucleic acid molecules, peptides or other polymers, and those that are able to cause the polymerization of such nucleic acids and other polymers. Specifically, such molecules include ribozymes, DNAzymes, external guide sequences and the like.

     Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

     Such molecules may also include modified nucleotides compared to standard nucleotides found in DNA and RNA.

1.7  "Patent Rights" shall mean, collectively, all right, title and interest of
      -------------
     W-L in, to and under any and all patent applications covering or claiming New Technology, divisions, continuations, and continuations-in-part based on such applications, any and all foreign counterparts of any of the above, any and all United States and foreign patents that may issue from any of the above applications, and any and all reissues, reexaminations or extensions of such United States and foreign patents.

1.8  "Performance Period" shall mean the period beginning on the Effective Date
      ------------------
     and ending on the one year anniversary of the Effective Date, unless terminated prior to such date in accordance with Section 11. Such Period may be extended by mutual written agreement between the Parties.

1.9  "Proprietary Technology" shall mean any intellectual property
     ----------------------
     developed, conceived and/or reduced to practice as a result of the Research Program, including without limitation, know how, patentable and non-patentable discoveries, inventions (as defined by US patent law), trade secrets, and trade marks.

1.10 "Research Program" shall mean the research conducted during the
      ----------------
     Performance Period, as further described in Appendix A attached hereto and incorporated herein by reference.

1.11 "Target Sequence" shall mean a gene or partial sequence thereof, and those
      ---------------
     elements necessary for its expression, regulation or its transcription or replication product or intermediates or portions thereof, including either DNA, RNA or protein disclosed to RPI by W-L under this Agreement.

1.12 "Validated Target" shall mean a gene or partial sequence thereof, and
      ----------------
     those elements necessary for its expression, regulation or its transcription or replication product or intermediates or portions thereof, including either DNA, RNA or protein, validated in the cell culture system using Ribozymes under this Agreement. A Target shall be deemed Validated Target if, in the judgment of W-L, the application of Target-specific Nucleic Acid Catalysts to tumor cells results in a potentially therapeutic effect (including but not limited to (a) induction of cell death, (b)
     [         ], and (c) [         ] and growth inhibition in a target
     selective manner).

     Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

                                   SECTION 2
                                   ---------

                                 SCOPE OF WORK

2.1  Effort.  The Parties shall use their best efforts to conduct and perform
     ------
     the Research Program.

2.2  The Joint Management and Research Team.
     --------------------------------------

 2.2.1 Constitution and Voting. The Collaboration shall be managed by a
       ------------------------
       committee known as the "Joint Management Team" or "JMT". W-L and RPI shall each have one vote on the JMT, and shall each have the right to appoint four (4) representatives to the JMT. Two of the representatives
       appointed by W-L shall be from its Collaborator, [                  ].
       Two votes must be cast in favor of a proposal in order for the proposal to be adopted. In the event of a deadlocked vote on a proposal, the Chief Executive Officer of RPI and Dr. Ronald M. Cresswell, Vice President and Chairman, Pharmaceutical Research Division of W-L shall discuss such proposal in good faith and shall use good faith efforts to find a resolution to the deadlock.

 2.2.2 Meetings. The JMT shall conduct meetings at least quarterly. Such
       ---------
       meetings shall be held alternately in Boulder, Colorado and Ann Arbor, Michigan or at sites otherwise designated by the JMT. The first such meeting shall be held in Ann Arbor, Michigan. The host Party shall act as chair of the meeting and the other Party shall act as secretary. The JMT shall keep formal minutes of its meetings. Any member of the JMT may be represented at any meeting by another member of the JMT or by a deputy. In addition to regular JMT meetings, either Party may schedule a special meeting at the other Party 's offices on 21 days prior written notice. Under special circumstances, the JMT is also authorized to conduct meetings by telephone.

 2.2.3 Responsibilities.
       -----------------

       1)    Collaboration Management.  The primary responsibilities of the JMT
             ------------------------
             shall include executive management of the Collaboration. The JMT shall be the primary vehicle for communication and decision making with respect to the Collaboration. The JMT may delegate a portion of its activities to operational subcommittees, created by the terms of this Agreement, to conduct, subject to the supervision and control of the JMT, specific operations of the Collaboration.

             Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

       2)    Research Management.  The JMT shall also be responsible for the
             -------------------
             day-to-day conduct and progress of the Research Program, including, without limitation:

             (i)    directing and administering the Research Program;

             (ii) providing a forum for the exchange of scientific information among the scientists participating in the Research Program;

             (iii)  reviewing test reports derived from the research;

             (iv) providing guidance to the Parties with respect to protection of Proprietary Technology;

             (v)    resolving matters involving scientific questions; and

             (vi)   updating the Research Plan.

2.3  Access.  During the term of this Agreement, the Parties will consult with
     ------
     each other concerning the research to be performed under this Agreement. Access to the laboratories of RPI shall be entirely under the control of RPI. Access to the laboratories of W-L shall be entirely under the control of W-L. Representatives of one Party shall be permitted to visit the laboratories of the other Party only during usual hours of operation as mutually agreed.

2.5  Reports.  During the term of this Agreement, the Parties shall exchange at
     -------
     least one written report per three month period concerning results of the research under this Agreement. The Parties agree to keep records of sufficient detail to allow the critical examination of the data and the composition of a written summary report, complete with exhibits that may assist in the presentation of the results of the Research Program (collectively, the "Test Information"). Within 30 days after expiration or termination of this Agreement, the Parties shall provide each other with copies of the Test Information. The Parties agree to treat the Test Information as Confidential Information according to the provisions of
     Section 8, below.



2.6  Test Information.
     -----------------

     2.6.1 The Parties shall retain joint-ownership of the Test Information generated during the Research Program. Further, the Parties agree not to disclose publicly any Test Information except as provided below.

     2.6.2 Each Party shall have the right to use the reports and summaries of the Test Information in its own research activities conducted in connection with the Research Program. Notwithstanding any other provision of this Agreement, without the express prior written consent of the other, neither Party nor any of its Affiliates, officers, employees, advisors or consultants may (i) disclose to any third party, or publish such reports or summary, or (ii) reveal the source of all or part of such reports or summary, provided that, W-L may reveal the summary of the Test Information to the Collaborator.

     2.6.3  Any individual or entity not otherwise bound by the provisions of
            Section 8 below between RPI and W-L given access to any Test Information or reports or summary thereof shall be obligated to sign a binding confidentiality agreement containing terms substantially the same as those set forth in this Section and Section 8 hereof.

2.7  Policies and Procedures.  All research conducted hereunder shall be
     -----------------------
     performed in accordance with established federal government policies and procedures, including without limitation, policies and procedures applicable to research involving human subjects, laboratory animals and hazardous agents and materials.

                                   SECTION 3
                                   ---------

                             COMPLIANCE WITH LAWS.

RPI and W-L shall be responsible for complying with all federal, state, and local laws, rules and regulations with regard to any work to be performed by them pursuant to the terms of this Agreement.

                                   SECTION 4
                                   ---------

                                RESEARCH FUNDING

4.1   Funding.
      -------

      4.1.1 W-L shall pay to RPI US$[ ] in support of the Research Program during the Performance Period which shall be made as described below;

      4.1.2 At W-L's request, RPI shall conduct a target validation study using ribozymes (for example as described in the enclosed Appendix A) for a minimum of [ ] additional target sequences to be provided by W-L, for a fee of US$ [ ]per target sequence;

      4.1.3 W-L may request RPI to carry out a secondary in vivo validation study described in Appendix A. If W-L requests that RPI perform additional research and development, including a secondary in vivo validation study, W-L shall reimburse RPI at the rate of US$ [
             ] per FTE per year (one FTE is approximately equivalent to [ ] person hours per year) for such additional support; and

      4.1.4  W-L shall reimburse RPI on a [                               ]
             basis for the synthesis of ribozymes in quantities exceeding 0.2 mg. [ ] shall be calculated in accordance with RPI's accounting methods consistently applied which methodology shall be calculated in compliance with U.S. generally accepted accounting principles
             (GAAP). [                                                   ].

4.2   Payment. W-L shall make the payments, described in section 4.1.1 above, in
      -------
      U.S. dollars to RPI to fund reimbursable costs hereunder within 45 days of execution of this Agreement. Payments under sections 4.1.2-4.1.4 shall be made to RPI by W-L in U.S. dollars within 45 days of receiving an invoice from RPI.

      Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

     Checks for all payments to RPI under this Agreement shall be made payable to Ribozyme Pharmaceuticals Inc., and shall include reference to this Agreement and shall be sent to:

     Ribozyme Pharmaceuticals Inc.
     2950 Wilderness Place
     Boulder, CO 80301 ATTENTION: Alene Holzman

                                   SECTION 5
                                   ---------

                                  PUBLICATION

5.1  Notice. The Parties shall have the right to publish scientific papers or
     ------
     make scientific presentations containing Test Information, provided that such public disclosure does not violate the provisions of sections 2 and 8 herein, and/or such publication or presentation does not interfere with or is inconsistent with the pursuit of Patent Rights by W-L. Publication and presentation rights are subject to at least 45 days written notice prior to sending to any other entity including a publisher, to the other Party along with a copy of the proposed manuscript or, in the case of a proposed presentation, submission of an abstract and slides of such presentation to the other Party.

5.2  Publication.  If the Party reviewing the Publication material has reason
     -----------
     to believe that any proposed manuscript or paper reveals a potentially patentable invention, that Party shall notify the other Party in writing within 30 days after receipt of notice of such intended publication and a copy of the manuscript, or within 10 days after receipt of the proposed abstract of such presentation. In such case, the Party seeking the approval agrees to delay publication or public presentation until the earlier to occur of the following: (i) a United States patent application has been filed; or (ii) the Parties have determined, in consultation with each other, that no patentable invention exists; or (iii) 60 days have passed from the date of the reviewing Party's written notice to the other Party above as described in the first sentence of Section 5.1 herein. The authorship on any publication and/or abstract will be based on mutual agreement between the Parties or as deemed scientifically appropriate.

                                   SECTION 6
                                   ---------

                             TRANSFER OF MATERIALS

6.1  Transfer.  Upon RPI's request, W-L agrees to transfer to RPI biological
     --------
     materials created or otherwise developed during the term of this Agreement under the Research Program. RPI agrees to transfer materials described in Appendix A to W-L for use in the Research Program. Appendix A may be modified from time to time in writing to correspond to materials sent by RPI to W-L. Such biological materials shall be used by W-L for internal research purposes only within the confines of the Research Program and shall not be transferred to any third party, other than its Collaborator,
     [                  ], without the express prior written approval of RPI.

6.2 W-L shall not distribute or release the Ribozyme Technology to any person other than research and laboratory personnel of W-L or its Affiliate, and
     its Collaborator, [                  ], who are all under obligations of
     confidentiality, and shall ensure that no one will be allowed to take or send the Ribozyme Technology to any other location, other than its
     Collaborator, [                  ],  unless written permission is obtained
     from RPI. This Ribozyme Technology is made available for investigational use only in laboratory animals or in in-vitro experiments. W-L agrees that the Ribozyme Technology will not be used for any other purpose. Neither the Ribozyme Technology nor any biological materials associated therewith will be used by W-L in human beings.

6.4 RPI shall not distribute or release the W-L proprietary technology including W-L's cell lines and any Target Sequences (the "W-L Technology") to any person other than research and laboratory personnel of RPI who are under obligations of confidentiality, and shall ensure that no one will be allowed to take or send the W-L Technology to any other location unless written permission is obtained from W-L. This W-L Technology is made available for investigational use only in laboratory animals or in in-vitro experiments. RPI agrees that the W-L Technology will not be used for any other purpose. Neither the W-L Technology nor any biological materials associated therewith will be used in human beings by RPI.

     Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

6.5  No Warranty. W-L AND RPI ACKNOWLEDGE AND AGREE THAT BIOLOGICAL MATERIALS
     -----------
     TRANSFERRED HEREUNDER ARE EXPERIMENTAL IN NATURE, HAVE NOT BEEN FULLY CHARACTERIZED, AND SHALL BE USED WITH PRUDENCE AND APPROPRIATE CAUTION. THE PROVIDER OF SUCH BIOLOGICAL MATERIALS MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF SUCH BIOLOGICAL MATERIALS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHT OF A THIRD PARTY.

6.6  No Other Rights.  Except as otherwise provided herein, W-L and RPI each
     ---------------
     acknowledges that no right, title or interest in and to any biological materials created or otherwise developed during the term of this Agreement under the Research Program provided hereunder, or any other research materials provided hereunder, is granted or implied.

6.7  Compliance with Laws. All materials exchanged by the parties hereunder
     --------------------
     (the "Materials") will be used in compliance with applicable federal, state and local law, including NIH guidelines for work with recombinant DNA, if applicable. In accord with ARTICLE 312.160, Title 21, Code of US Federal Regulations, each receiving party certifies that (a) such Party is regularly engaged in conducting investigations of the type described herein and that the Materials will actually be used for tests in vitro or in animals used only for laboratory research and (b) Materials will be returned to the providing Party when the investigation discontinues or is terminated. The Materials should be returned to the providing Party in the original container with the original label in place. Also, any information relating to the Materials and supplied by the providing Party must be returned to the providing Party upon completion of the investigation.


                                   SECTION 7
                                   ---------

                             INTELLECTUAL PROPERTY

7.1   Ownership.
      ---------

        7.1.1  Proprietary Technology. Except as otherwise set forth herein,
               -----------------------
               ownership of Proprietary Technology (whether or not patentable) shall be determined in accordance with United States laws of inventorship. Except as set forth in subsection 7.1.2 hereof, the owner (the iInventori) of any patentable Proprietary Technology (an iInventioni) shall have the right, at its option and expense, to prepare, file, and prosecute in its own name any patent applications with respect to any Invention owned by it and to maintain any patents issued. In connection therewith, the non-Inventor party agrees to cooperate with the Inventor at the Inventoris expense in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued. The obligations set forth in this Section 7.1.1 shall survive the expiration or termination of this Agreement.

        7.1.2  Exceptions. W-L shall own all Inventions that  constitute or
               -----------
               claim the formulation, composition of matter or use of any compound supplied to RPI by W-L. RPI shall own all Inventions that constitute Ribozyme Technology.

7.2  Joint Inventions:
     -----------------

     Proprietary Technology jointly invented by RPI and W-L, other than Ribozyme Technology, will be jointly owned by RPI and W-L; however, subject to
     Section 7.1.2, W-L will have the rights and responsibilities of the iInventori as described in this Section 7 in respect of any such patentable, jointly owned Proprietary Technology and RPI shall have the rights and responsibilities of a non-Inventor therein. With regard to Ribozyme Technology, RPI shall have the rights and responsibilities of the iInventori as described in this Section 7 in respect of any such patentable, jointly owned Proprietary Technology and W-L shall have the rights and responsibilities of a non-Inventor therein. The party granted the rights and responsibilities of iInventori hereunder shall use patent counsel reasonably acceptable to the non-Inventor and shall pay all expenses in connection with its preparation, filing, and prosecution of patent applications that claim patentable, jointly owned Proprietary Technology. All expenses in connection with the preparation, filing and prosecution of patent applications that claim Inventions shall be borne by the party deemed to be the Inventor or granted the rights and responsibilities of the Inventor.

7.3. Patent Filing, Prosecution, Maintenance and Counsel.
     ---------------------------------------------------

        7.3.1 The Inventor shall prepare, prosecute, and maintain (and shall keep the other party currently informed of all steps to be taken in such preparation, prosecution and maintenance of all of its Patent Rights which claim an Invention and at the other partyis request, shall furnish the other party with copies of such Patent Rights and other related correspondence relating to such Invention to and from patent offices and permit the other party to offer its comments thereon before the Inventor makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. The non-Inventor party shall offer-its comments promptly. RPI and W-L shall each promptly notify the other of any infringement or unauthorized use of an Invention which comes to its attention.

        7.3.2 If the Inventor fails to (i) fulfill its obligations under this Section 7 or (ii) protect against abandonment of a Patent Right which claims an Invention, the Inventor shall permit the non-Inventor party, at its option and expense, to undertake such obligations. The party not undertaking such actions shall fully cooperate with the other party and shall provide to the other party whatever assignments and other documents that may be needed in connection therewith. The party not undertaking such actions may require a suitable indemnity against all damages, costs and expenses and impose such other reasonable conditions as such partyis advisors may require. If a party undertakes the obligations of iInventori under this Section 7 with respect to any Patent Rights of the other party under this Section 7.3.2, it shall prosecute and maintain the same vigorously at its own expense, and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other party the right to take over the prosecuting partyis conduct, at such other partyis own expense.

                                   SECTION 8
                                   ---------

                                CONFIDENTIALITY

8.1 Any Party receiving any Confidential Information from the other Party in connection with the Research Program and/or the execution, delivery and performance of this Agreement shall keep, and shall cause its affiliates, officers, employees, students, technicians, advisors and consultants to keep, all such Confidential Information in confidence and shall not disclose such Confidential Information to third parties, and shall use it only to conduct the Research Program or as provided in Section 2. Such duty will include ensuring that any Confidential Information sent over non-secure media (such as the Internet) to parties to whom such Party is permitted to disclose Confidential Information is sent in a fashion which essentially prevents access by third parties, including without limitation use of encryption devices.

8.2 Each Party hereto warrants that each of their affiliates, officers, employees, students, technicians, advisors and consultants to whom any Confidential Information is revealed shall previously have been informed of the confidential nature thereof and have agreed to be bound by the terms and conditions of this Agreement. The Party receiving Confidential Information shall ensure that the Confidential Information is not used or disclosed by such affiliates, employees, students, technicians, advisors and consultants, except as permitted by this Agreement, and such Party shall be responsible for any breach of this Agreement.

8.3 The obligations of confidentiality and nonuse set forth in this Agreement shall not apply to any portion of the Confidential Information which:

     (1) is or becomes public or available to the general public otherwise than through the act or default of the receiving Party or its affiliates or their employees, advisors or consultants; or
     (2) is obtained by the receiving Party without a duty of confidentiality from a third party who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality owed to the other Party or others; or
     (3) is known, as shown by competent evidence, by the receiving Party or any of its affiliates prior to disclosure under this Agreement and was not obtained or derived directly or indirectly from the other Party; or
     (4) is disclosed by the receiving Party or its affiliates pursuant to a requirement of law, including with out limitation, disclosures required by the US Securities Exchange Commission,, provided that such Party has complied with the provisions set forth in paragraph 8.4.

8.4 If the receiving Party or any of its affiliates becomes legally required to disclose any Confidential Information, the receiving Party shall give the other Party to this Agreement prompt notice of such fact so that such Party may obtain a protective order or other appropriate remedy concerning any such disclosure and/or waive compliance with the non-disclosure provisions of this Agreement. The receiving Party and its Affiliates will fully cooperate with the other Party to this Agreement in connection with such Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure or the other Party to this Agreement waives such compliance, the receiving Party and its affiliates will make such disclosure only to the extent that such disclosure is legally required and will use its best efforts to have confidential treatment accorded to the disclosed Confidential Information.

8.5  Term.  The obligations of RPI and W-L under this Section 8 shall continue
     ----
     for a period of 10 years after the expiration or termination of this Agreement, whichever is the later.

8.6  Return of Materials.  Upon expiration or termination of this Agreement,
     -------------------
     each Party shall return all copies of Confidential Information disclosed to such Party, and all other materials provided to such Party under this Agreement; provided that one copy of such Confidential Information and such materials may be retained for archival or legal purposes only.

                                   SECTION 9
                                   ---------

                         LIABILITY AND INDEMNIFICATION

9.1  Release from Liability.  Each Party agrees to indemnify, defend, and hold
     ----------------------
     the other Party and its officers, directors, shareholders, employers, consultants and agent members from and against, and assume liability for all claims by third parties relating to the indemnifying Party's wrongful or negligent acts or omissions, or those of its officers, agents, students or employees to the full extent allowed by law or breaches of this Agreement or the representations and warranties contained herein. Each Party warrants and represents that it has adequate liability insurance for the protection of itself and its officers, employees, students and agents, while acting within the scope of their employment by the Party.

9.2  Limitation of Liability.  IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY
     -----------------------
     SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.3  Force Majeure.  The Parties will not be liable for any failure to perform
     --------------
     as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the control of either Party, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, governmental policy, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease or similar occurrences.

                                   SECTION 10
                                   ----------

                         REPRESENTATIONS AND WARRANTIES

10.1 Representations of the Parties. Each Party represents and warrants that it
     ------------------------------
     has the legal right, authority and power to enter into this Agreement and meet the obligations set forth herein. Each Party further represents and warrants that it has not previously granted, and will not grant to any third party during the term of this agreement, any rights under the Patent Rights that are inconsistent with the rights granted to the Party herein. Each Party also warrants that it will ensure that all individuals working on the Research Program will be made aware of this Agreement, and will be bound by the terms of this Agreement, in particular their duty to assign Proprietary Technology to it so that such can be licensed hereunder to RPI.

10.2 Limitation.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO PARTY TO THIS
     ----------
     AGREEMENT MAKES ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, RELATING TO (i) ANY BIOLOGICAL SAMPLES OR ANY RESEARCH MATERIALS PROVIDED UNDER THIS AGREEMENT TO ANY OTHER PARTY OR (ii) ANY RESEARCH CONDUCTED UNDER THIS AGREEMENT OR (iii) ANY INVENTION OR DISCOVERY CONCEIVED AND/OR REDUCED TO PRACTICE UNDER THIS AGREEMENT, AND EACH PARTY TO THIS AGREEMENT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO BIOLOGICAL MATERIALS.

                                   SECTION 11
                                   ----------

                              TERM AND TERMINATION

11.1 Term.  The term of this Agreement shall commence on the Effective Date and
     ----
     continue until the end of the Performance Period, unless terminated prior to such date in accordance with this Section 11, or extended by mutual written agreement.

11.2 Termination at Will.  Each Party may terminate this Agreement at any time
     -------------------
     for any reason or for no reason upon written notice to the other Party. Such termination shall be effective upon receipt of such written notice.

11.3 Termination for Cause.  Either Party shall have the right to terminate
     ---------------------
     this Agreement following any material breach or default in performance under this Agreement by the other Party upon sixty (60) days prior written notice by certified mail to the breaching Party specifying the nature of the breach or default. Unless the breaching Party has either cured or taken such steps as may be reasonably expected to cure the breach or default prior to the expiration of such sixty (60) day period, the non-breaching Party, at its sole option, may terminate this Agreement upon written notice to the breaching Party. Termination of this Agreement shall become effective upon receipt of such notice by the breaching Party.

11.4 Termination for Insolvency.  To the extent permitted by applicable law,
     --------------------------
     either Party may terminate this Agreement immediately upon written notice without opportunity to cure if the other Party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed with prejudice within ninety (90) days after filing.


11.5 Effect of Expiration or Termination.
     -----------------------------------

     (a) Upon expiration or termination of this Agreement, each Party to this Agreement that received materials and samples from another Party to this Agreement shall return to the providing Party any and all such materials and samples in such Party's possession, including without limitation any and all research data, biological samples and other material, and other information.

     (b)  In the event RPI terminates this Research Agreement for cause under
          Section 11.3, all Patent Rights will vest with RPI subject to any royalty payments due W-L.

     (c)  In the event W-L or RPI terminates this Research Agreement under
          Section 11.2, moneys that have been advanced to RPI and have not been reasonably and necessarily expended pursuant to this Agreement shall be reimbursed by RPI to W-L.

11.6 Survival.  The following Sections of this Agreement shall survive
     --------
     expiration or termination of this Agreement:  5, 6, 7.1, 8, 9, and 12.

                                   SECTION 12
                                   ----------

                   PRODUCT DEVELOPMENT AND COMMERCIALIZATION

12.1 Success Fee.  [                 ].
     -----------

12.2 W-L shall have sole discretion over development of and the exclusive right (with the right to sublicense) to develop a ribozyme product or a non-ribozyme product against a Validated Target by RPI pursuant to the Research Program.

     12.2.1 If W-L elects to develop a ribozyme product, RPI and W-L will negotiate appropriate terms in a separate License and Development Agreement to be negotiated in good faith under commercially reasonable terms by the parties, and any fees set forth in such an agreement shall be reduced to reflect any of W-L's obligations to third parties relating to the research, development or marketing of such ribozyme products.

     12.2.2 The right to use the Validated Target shall be exclusive to W-L. RPI may not pursue these Validated Targets independently or with another company, without W-L's prior written consent.

     12.2.3 If W-L decides not to carry out a drug discovery or development project against a named Target, RPI shall be free to use the data generated under the research program to develop products against such target, only after W-L has notified RPI in writing of its intent not to pursue such target.

                                   SECTION 13
                                   ----------

                               GENERAL PROVISIONS

13.1 No Use of Name.  Neither Party shall use the name of the other in any
     --------------
     form of advertising or public promotion without the prior written approval of the other.

13.2 Governing Law.  This Agreement shall be governed by, construed, and
     -------------
     interpreted in accordance with the laws of the State of Colorado, without reference to principles of conflicts of laws. This Agreement is subject to all applicable USA laws and regulations, including but not limited to, export control regulations regarding commodities and technical data/information. Each Party specifically agrees not to export or re-export any commodities and/or data/information in violation of any applicable USA laws and/or regulations.

     Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

13.3 Independent Contractors.  The relationship of RPI and W-L established by
     -----------------------
     this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give any of the Parties hereto the power to direct or control the day-to-day activities of another Party hereto, (b) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow any of the Parties hereto to create or assume any obligation on behalf of another Party hereto for any purpose whatsoever.

13.4 Assignment.  This Agreement may not be assigned or transferred by any of
     ----------
     the Parties hereto without the prior written consent of the other Party, which will not be unreasonably withheld; provided, however, that other Party may assign or transfer it's rights and obligations under this Agreement to an affiliate of such Party or a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise upon written notice to the other Party.

13.5 Entire Agreement.  This Agreement constitutes the entire and only
     ----------------
     agreement between the Parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby.

13.6 Further Assurances.  At any time or from time to time on and after the
     ------------------
     Effective Date, W-L and RPI shall at the request of the other (a) deliver to the other such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (c) take or cause to be taken all such other actions, as may reasonably deem necessary or desirable in order to obtain the full benefits of this Agreement and the transactions contemplated hereby.

13.7 Notices.  Any notice or other communication required or permitted under
     -------
     this Agreement shall be in writing and will be deemed given as of the date such notice is (a) hand delivered, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, or (c) sent, shipping prepaid, receipt requested by national courier service, to the Party at the address listed below or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

      If to RPI:        Ribozyme Pharmaceuticals, Inc.
                        2950 Wilderness Place
                        Boulder, Colorado 80301
                        Attention:  President & CEO

      If to W-L:        Parke-Davis Pharmaceutical Research Division
                        2800 Plymouth Road
                        Ann Arbor, MI 48105
                        Attention:Vice President and Chairman,
                                Pharmaceutical Research Division

      With a Copy to:   Parke-Davis Pharmaceutical Research Division
                        2800 Plymouth Road
                        Ann Arbor, MI 48105
                        Attention:Assistant General Counsel,
                                Pharmaceutical Research Division

13.8  Modification. No modification to this Agreement shall be effective unless
      ------------
      assented to in writing by the Party to be charged.

13.9  Waiver.  No waiver of any rights, shall be effective unless assented
      ------
      to in writing by the Party to be charged and the waiver of any breach of default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

13.10 Headings.  The headings of the several sections of this Agreement are
        --------
      intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.11 Severability.  In the event that any provision of this Agreement becomes
      ------------
      or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to RPI or W-L.

13.12 Counterparts.  This Agreement may be executed in counterparts, each of
      ------------
      which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

WARNER-LAMBART                                       RIBOZYME PHARMACEUTICALS
COMPANY                                              INCORPORATED

By:  /s/Wendell Wierenga, Ph.D.                      By: /s/ Alene Holzman
     --------------------------                          -----------------
     Wendell Wierenga, Ph.D.                             Alene Holzman
     Senior Vice President, Worldwide                    Vice President,
      Preclinical Research,                              Business Development
      Development and Technologies
     Parke-Davis, Pharmaceutical, Research

                                   APPENDIX A

I. RESEARCH PLAN     [            ]

      Confidential portions (designated by "[ ]") have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934, and have been filed separately with the Commission.

                                   APPENDIX B

                                Expense for COGS
                                ----------------

Expenses included in, but not limited to, the Party's manufacturing cost:

1.   Direct materials

2. Salaries, wages and benefits of personnel directly engaged in manufacturing the product.

3.   Overhead associated with direct production, including, but not limited to:

     a.  Depreciation, leasehold improvements and equipment leases

     b.  Repair and maintenance

     c.  Manufacturing supplies

4.   Reasonable allocable general manufacturing overhead,

     a.  Manufacturing Administration

     b.  Materials Management

     c.  Validation and Calibration

     d.  Documentation and Compliance

     e.  Quality Assurance/Quality Control

     f.  Technical Services

     g.  Regulatory Compliance

5. Reasonable allocable General facilities overhead, including, but not limited to:

     a. Rent, utilities, property tax, insurance and other assigned general facilities' costs

     b.  Purchasing

     c.  Environmental Health and Safety

     d.  Management Information Systems

     e.  Engineering

     f.  Accounting

     g.   Human Resources